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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest reported): July 20, 2001

                          DENMANS.COM, INC.
        (Exact name of registrant as specified in its chapter)

Colorado                                                          91-2015608
State or other jurisdiction       (Commission                   (IRS Employer
of incorporation                   File Number)              Identification No.)

1620-1140 West Pender Street
Vancouver, British Columbia
Canada                                        V6E 4G1
Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (604) 684-9461

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On July 20, 2001, Denmans.com, Inc. (the "Company") engaged Miller and McCollom, Certified Public Accountants of Lakewood, Colorado as its principal independent accountants to audit the Company's financial statements. On July 17, 2001, the Company was advised by Ernst & Young LLP, Chartered Accountants of Vancouver, British Columbia that it would no longer serve as the Company's independent accountant. The Company's Board of Directors accepted the resignation of Ernst & Young, LLP and approved the engagement of Miller and McCollom on July 20, 2001.

Ernst & Young LLP's reports on the financial statements from inception on January 6, 1999, have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its reports.

In connection with the filing of this Form 8-K, Ernst & Young LLP was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Ernst & Young LLP agrees with the above statements. A copy of Ernst & Young LLP's letter to the SEC is attached hereto as Exhibit 1 to this Form 8-K.



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ITEM 7.           EXHIBITS

                  Letter from Ernst & Young LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2001
-------------------          ----------------------------------------
                                  Denmans.com, Inc.

                                /s/ Douglas N. Bolen
                             ----------------------------------------
                                    Douglas N. Bolen
                                    President

                                INDEX TO EXHIBITS

Exhibit
Number                              Description
------                              -----------
1.                                  Letter from Ernst & Young LLP